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                                                                   EXHIBIT 10.16


                         Amendment to the Credit Agreement dated August 14, 2000
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                                FOURTH AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

      This Amendment (this "Amendment") is entered into as of August 14, 2000 by and between Tri-State Outdoor Media Group, Inc., a Kansas corporation (the "Borrower"), and Bank One, NA ("Bank One"), individually and as agent (in such capacity, the "Agent").


                                    RECITALS

      A. The Borrower, Bank One as the sole Lender (the "Lender") and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of August 12, 1999, as amended by a First Amendment thereto dated as of October 15, 1999, a Second Amendment thereto dated as of March 20, 2000 and a Third Amendment dated as of March 27, 2000 (as so amended, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

      C. The Borrower, the Lender and the Agent wish, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

      Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

            1. Article I of the Credit Agreement is hereby amended by amending and restating the definition of "Facility Termination Date" to read as follows:

            "'Facility Termination Date' means July 1, 2001."

            2. Article I of the Credit Agreement is hereby amended by amending and restating the definition of "Pro Forma Debt Service" to read as follows:

            "Pro Forma Debt Service" means, at any date of determination thereof, the amount of payments of cash interest, principal (excluding principal payable on the Facility Termination Date) and fees (excluding fees payable on the Effective Date and fees payable pursuant to the Fee Letter) on or in respect of Indebtedness required to be made by the Borrower and its Subsidiaries during the period of twelve consecutive complete calendar months next succeeding such date of determination. For purposes of determining Pro Forma Debt Service, pro forma interest on Indebtedness shall be calculated at the Eurodollar Rate for an Interest Period of three months in effect on the date of such calculation.

            3. Section 6.13(a) of the Credit Agreement is hereby amended by inserting a new clause (viii) at the conclusion thereof to read as follows:
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            "(viii) A Sale of approximately fifty-seven outdoor advertising structures and related assets located in Alabama, Florida, Georgia, Kentucky, Mississippi and Tennessee to Charlie Hunt and Tag Bailey or one of their affiliates for total consideration of not less than $2,300,000 (including the assumption of Capitalized Lease Obligations of the Borrower) (the "Scenic/Huntco Sale"); provided that 100% of the Net Proceeds from such Sale are used to repay outstanding Advances under Facility B."

            4. Section 6.15 of the Credit Agreement is hereby restated in its entirety to read as follows:

            "6.15 Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transactions, except (i) the Sale and Leaseback Transactions existing on the Effective Date and described in Schedule "3" hereto, and (ii) Sale and Leaseback Transactions entered into by the Borrower with Courtesy Leasing, Inc. prior to December 31, 2000, provided that the aggregate net proceeds of such Sale and Leaseback Transactions entered into between July 1, 2000 and December 31, 2000 do not exceed $1,000,000."

            5. Section 6.19.1 of the Credit Agreement is hereby amended by amending and restating in its entirety the table appearing therein to read as follows:

                                 PERIOD             MAXIMUM RATIO
                                 ------             -------------
                          6/30/99 to 12/31/99         9:00:1.00
                          1/1/00 to 3/31/00           8.50:1.00
                          4/1/00 to 6/30/00           8.25:1.00
                          7/1/00 to 9/29/00           8.00:1.00
                          9/30/00 to 12/30/00         7.75:1.00
                          12/31/00 to 3/31/01         7.25:1.00
                          4/1/01 and thereafter       7.00:1.00


            6. Section 6.19.2 of the Credit Agreement is hereby amended by amending and restating in its entirety the table appearing therein to read as follows:

                            FISCAL QUARTER END            RATIO
                            ------------------            -----
                          6/30/99, 9/30/99,
                             12/31/99 and 3/31/00       1.80:1.00
                          6/30/00  and 9/30/00          1.05:1.00
                          12/31/00 and 3/31/01          1.20:1.00
                          6/30/01 and thereafter        1.25:1.00

            7. Section 6.19.6 of the Credit Agreement is hereby amended by amending and restating in its entirety the table appearing therein to read as follows:

                              PERIOD/YEAR            AMOUNT
                              -----------            ------
                           Effective Date to
                               12/31/99            $1,800,000
                           1/1/00 to 6/30/00       $3,388,000
                           7/1/00 to 12/31/00      $2,600,000
                                 2001              $2,700,000



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            8. Article VII of the Credit Agreement is amended by inserting the following new Section 7.20 immediately following Section 7.19, to read as follows:

            "7.20 The Borrower or Holdings shall fail to pay when due any fee payable by it pursuant to that certain fee letter dated as of August 14, 2000 between the Borrower, Holdings and Bank One (the "Fee Letter") or Holdings shall fail to deliver the warrant when required by the Fee Letter and the warrant agreement executed in connection therewith (the "Warrant Agreement") or otherwise breach any other provision of the Fee Letter or the Warrant Agreement or fail to make any capital contribution when required by it or otherwise breach any other provisions of that certain Capital Call Agreement dated as of August 14, 2000 between Holdings and the Agent."

            9. The Borrower represents and warrants to the Lender and the Agent that:

                  (a) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to the Borrower, its articles of incorporation or by-laws, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon the Borrower; and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

                  (b) The representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct on and as the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true on and as of such earlier date.

                  (c) After giving effect to this Amendment, there exists no Default or Unmatured Default.

            10. This Amendment shall be deemed effective as of June 30, 2000 upon the execution and delivery of:

                  (a) this Amendment by the Borrower, the Lender and the Agent.

                  (b) the fee letter of even date herewith (the "Fee Letter") by the Borrower, Holdings and Bank One.

                  (c) the Warrant Agreement of even date herewith by Holdings and Bank One.

                  (d) the Capital Call Agreement of even date herewith by Holdings and the Agent.

            11. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and


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confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

            12. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            13. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            [signature page follows]



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            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.



                              TRI-STATE OUTDOOR MEDIA GROUP, INC.



                              By:____________________________________
                                          William G. McLendon
                                          Chief Financial Officer


                              BANK ONE, NA, INDIVIDUALLY AND AS AGENT


                              By:____________________________________
                                             Ronna Prince
                                            Authorized Agent